Humana Inc.
500 West Main Street
P.O. Box 1438
Louisville, KY 40201-1438
www.humana.com

news release

For More Information Contact:

Regina Nethery
Humana Investor Relations
502-580-3644
rnethery@humana.com

Tom Noland
Humana Corporate Communications
502-580-3674
tnoland@humana.com

Humana Announces Reduction in Work Force and Service
Center Consolidation; Charges to Earnings Planned

     LOUISVILLE, KY (December 5, 2002) - Humana Inc. (NYSE: HUM) announced today that it intends to reduce its work force by approximately 2,300 associates, or 17 percent, by December 31, 2003, resulting in a severance charge to be recorded in the fourth quarter of 2002. The company will also be realigning its customer service centers to consolidate from seven physical locations to four, with expected corresponding write-downs for the related buildings and equipment. These initiatives and other non-recurring charges, primarily for impairment in the fair value of certain private equity investments as well as reserves for liabilities related to previous acquisitions (including contractual disputes and litigation), are anticipated to result in non-recurring pre-tax charges to the company's earnings of between $100 million and $145 million ($61 million to $89 million after tax). Approximately $75 million to $110 million of these pre-tax charges are expected to be recorded in the fourth quarter of 2002, including all of the severance charge. Alternatives for the disposition of one of the customer service centers, related equipment and other assets, are currently being evaluated and are anticipated to result in a pre-tax charge to earnings of between $25 million and $35 million in the first half of 2003.

     "Today's announcement reaffirms our commitment to improving and growing profitable commercial business by streamlining our cost structure," said Michael B. McCallister, Humana's chief executive officer. "We have seen significant gains in process improvement and information technology applications that have driven greater efficiencies and service metric improvements across the board. The consolidation of our service locations will allow us to further drive these efforts and it is important to note that our technology platforms are unaffected by these actions.

     "We recognize that this is a difficult time for many of our associates and we will be working directly with the associates in affected positions to ensure they are treated fairly and respectfully throughout this transition," said McCallister.

Humana now expects to report earnings per diluted share of between $.78 and $.91 for 2002 and between $1.22 and $1.31 for 2003, reflecting the impact of the charges described above. The company reaffirmed today each of the following earnings guidance points:

  Earnings per diluted share (excluding non-recurring charges) of $1.18 to $1.19 for 2002 and $1.35 to $1.40 for 2003;

  Commercial premium yields of 12 to 14 percent for 2002 and 13 to 15 percent for 2003;

  Commercial medical cost trends of 11 to 13 percent for 2002 and 12 to 14 percent for 2003;

  Organic growth for Commercial segment medical membership (fully insured and ASO combined) of 4 to 5 percent for 2003; and

  Cash flows from operations (normalized to give effect to the usual adjustment for the timing of the receipt of the Medicare premium payment from the Centers for Medicare and Medicaid Services) of $300 million for 2002 and $325 million to $350 million for 2003.

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     This news release contains forward-looking statements. The forward-looking statements made in this news release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be significantly impacted by certain risks and uncertainties described in the following documents, as filed by Humana with the Securities and Exchange Commission:

  Form 10-K for the year ended December 31, 2001;

  Form 10-Qs for the quarters ended March 31, 2002, June 30, 2002, and September 30, 2002;

  Form S-3 (No. 333-100419) filed October 8, 2002.

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     Humana Inc., headquartered in Louisville, Kentucky, is one of the nation's largest publicly traded health benefits companies, with approximately 6.6 million medical members located primarily in 18 states and Puerto Rico. Humana offers coordinated health insurance coverage and related services - through traditional and Internet-based plans - to employer groups, government-sponsored programs, and individuals.

More information regarding Humana is available on-line via the Internet at www.humana.com, including:

  Copies of annual report to stockholders;

  Securities and Exchange Commission filings including Form 10-Ks, Form 10-Qs, proxy statements, Form 4s, Form S-3s, and Form 8-Ks;

  Copy of most recent investor presentation;

  Copies of quarterly earnings press releases;

  Audio archive of the most recent earnings release conference call;

  Calendar of events (includes upcoming earnings conference call dates, related conference call access number, and planned participation in investor conferences).